UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(D)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January [14], 2008
ITC HOLDINGS CORP.
(Exact name of Registrant as Specified in its Charter)

Michigan	001-32576	32-0058047

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39500 Orchard Hill Place, Suite 200	48375
Novi, Michigan

(Address of Principal Executive Offices)	(Zip Code)
(248) 374-7100
(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. REGULATION FD DISCLOSURE
          Set forth below is certain information concerning the business description, business risks and other information relating to ITC Holdings Corp.
FORWARD-LOOKING STATEMENTS
     Our reports, filings and other public announcements contain certain statements that describe our management’s beliefs concerning future business conditions and prospects, growth opportunities and the outlook for our business and the electricity transmission industry based upon information currently available. Such statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Wherever possible, we have identified these forward-looking statements by words such as “will,” “may,” “anticipates,” “believes,” “intends,” “estimates,” “expects,” “projects” and similar phrases. These forward-looking statements are based upon assumptions our management believes are reasonable. Such forward-looking statements are subject to risks and uncertainties which could cause our actual results, performance and achievements to differ materially from those expressed in, or implied by, these statements, including, among other factors, the risk factors listed in our annual report on Form 10-K for the fiscal year ended December 31, 2006 and in our quarterly reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007, and the following:
•	certain elements of International Transmission Company’s (“ITCTransmission”), Michigan Electric Transmission Company, LLC’s (“METC”), and ITC Midwest LLC’s (”ITC Midwest”) cost recovery through rates can be challenged, which could result in lowered rates and have an adverse effect on our business, financial condition, results of operations and cash flows. We have also made certain commitments to federal and state regulators with respect to, among other things, our rates in connection with recent acquisitions (including the Acquisition, as defined below) that could have an adverse effect on our business, financial condition, results of operations and cash flows;

•	approval of the Acquisition by state regulatory authorities in Iowa and Minnesota has been appealed. If such proceedings are decided in a manner that is unfavorable to us, all or part of the orders approving the Acquisition in Iowa and Minnesota could be reversed, which could have a material adverse effect on our business, financial condition, results of operations and cash flows;

•	ITCTransmission’s, METC’s and ITC Midwest’s actual capital expenditures may be lower than planned, which would decrease their respective expected rate bases and therefore our revenues;

•	Each of ITCTransmission, METC and ITC Midwest depends on its primary customer for a substantial portion of its revenues, and any material failure by those primary customers to make payments for transmission services would adversely affect our revenues and our ability to service ITCTransmission’s, METC’s, ITC Midwest’s and

•	our debt obligations; ITCTransmission’s primary customer is Detroit Edison Company (“Detroit Edison”), METC’s primary customer is Consumer’s Power Company (“Consumer’s Power”) and ITC Midwest’s primary customer is Interstate Power and Light Company (“IP&L”);

•	METC does not own the majority of the land on which its transmission assets are located. A significant amount of the land on which ITCTransmission’s and ITC Midwest’s assets are located is subject to easements, mineral rights and other similar encumbrances and a significant amount of ITCTransmission and ITC Midwest’s other property consists of easements. As a result, METC, ITCTransmission and ITC Midwest must comply with the provisions of various easements, mineral rights and other similar encumbrances, which may adversely impact their ability to complete construction projects in a timely manner;

•	the purchase price for the IP&L assets is subject to adjustment after closing of the transaction and, therefore, the final purchase price cannot be determined at this time; and

•	other risk factors discussed herein and listed from time to time in our public filings with the SEC.
ABOUT ITC HOLDINGS
     We are currently the sixth largest transmission entity in the country in terms of electric sales made over our facilities. Through our subsidiaries, ITCTransmission, METC and ITC Midwest, we operate regulated, high-voltage transmission systems in Michigan’s lower peninsula and portions of Iowa, Minnesota, Illinois and Missouri serving a combined peak load in excess of 25,000 MW. We are also focused on new areas where significant electric transmission systems improvements are needed through our subsidiaries, ITC Grid Development, LLC (“ITC Grid Development”), ITC Great Plains and ITC Panhandle Transmission.
The Acquisition
          On December 20, 2007, ITC Midwest, our wholly owned subsidiary, acquired the electric transmission assets of IP&L (the “Acquisition”), for $783.1 million, excluding fees and expenses, pursuant to an asset sale agreement (the “Asset Sale Agreement”), dated January 18, 2007, with IP&L pursuant to which it agreed to acquire, subject to certain exclusions, the electric transmission assets of IP&L. The purchase price is subject to several purchase price adjustment provisions relating to liabilities actually assumed by ITC Midwest and the actual rate base, construction work in progress and other asset or liability balances actually transferred to ITC Midwest by IP&L. The electric transmission assets ITC Midwest acquired consist of approximately 6,800 miles of transmission lines at voltages of 34.5kV and above and associated substations, located in Iowa, Minnesota, Illinois and Missouri and have a network system peak load of over 3,100 MW. We estimate that we served 19% of the network load served in Midwest Independent Transmission System Operator, Inc. a Federal Energy Regulatory Commission (“FERC”) approved Regional Transmission Organization, which has responsibility for the oversight and coordination of transmission service for a substantial portion of the midwestern United States and Manitoba, Canada, and of which ITCTransmission and METC are members (“MISO”) in 2007. The estimated rate base used to calculate the initial purchase price, which is subject to adjustment as described above, was approximately $450.0 million. We estimate the pro forma combined rate base of ITCTransmission, METC and ITC Midwest was $1.6 billion as of December 31, 2007.
          As part of the orders approving the Acquisition by the Iowa Utilities Board (“IUB”) and the Minnesota Public Utilities Commission (“MPUC”), ITC Midwest agreed to provide a rate discount of $4.1 million per year to its customers for eight years, beginning in the year customers experience an increase in transmission charges following the consummation of the Acquisition. Additionally, as part of the MPUC approval, ITC Midwest agreed to comply with certain specified conditions and commitments, including a commitment not to seek an increase on the return on equity approved by the FERC of 12.38% for a period of five years and a commitment to offer an interconnection tariff similar to that approved by the FERC and offered in Michigan by ITCTransmission and METC. In the Minnesota regulatory proceeding, ITC Midwest also agreed to build two construction projects intended to improve the reliability and efficiency of our electric transmission system. ITC Midwest agreed to use commercially reasonable efforts to complete these projects over the next two to four years. In the event ITC Midwest fails to meet these commitments, the allowed 12.38% rate of return on the actual equity portion of ITC Midwest’s capital structure will be reduced to 10.39% until such time as it completes these projects.
          The regulatory approvals of the Acquisition obtained in Iowa and Minnesota are currently being appealed, although we believe such appeals are without merit and will not be successful.
          We believe that the Acquisition is a natural extension of our platform in the following respects:
•	it is consistent with our exclusive focus on transmission;

•	it is consistent with FERC jurisdictional ratemaking formulaic tariffs; and

•	the assets we are acquiring, the regulatory model and our resulting capital structure are consistent with our existing businesses.

We also believe that the Acquisition will provide us significant benefits, including:

•	growth of our independent transmission business model and platform to a new geographic area;

•	efficiencies and scale from creating the sixth largest transmission entity in the country in terms of electric sales made over our facilities;

•	opportunities for additional capital projects to further our goals of improving transmission reliability and reducing congestion;

•	opportunities to support the entrance of renewable generation and demand response strategies through transmission investment;

•	enhanced ability to plan and coordinate regional transmission projects; and

•	increased geographical scope and customer diversification.
POTENTIAL STRATEGIC DEVELOPMENT OPPORTUNITIES
          In addition to our expected capital investment programs for ITC Transmission, METC, and ITC Midwest, which cover five-to-seven and seven-to-ten year periods, we are also seeking to develop broader potential strategic development opportunities for transmission construction related to building super regional 765 kV transmission facilities, interconnections for wind generation resources, and investment opportunities through our subsidiary, ITC Grid Development. For example, we believe there may be opportunities to invest up to $1.3 billion in a joint venture with American Electric Power to build a new 765 kV transmission facility across the southern portion of Michigan’s lower peninsula. In addition, based on proposals by regional transmission organizations, including MISO and the Southwest Power Pool, we are exploring strategic opportunities to upgrade the transmission grid in those and surrounding regions with a backbone, super high voltage 765 kV transmission network. Based on the anticipated growth of wind generation resources, we also foresee the need to construct wind interconnection facilities. These super high voltage facilities and wind interconnection projects could result in opportunities to make up to $10 billion of capital investment over the long term, subject to a number of factors and considerations that could impact on our ability to participate in such projects or achieve the results we seek. We also foresee opportunities for construction of transmission facilities through projects being pursued by our subsidiary ITC Grid Development, which we believe may result in up to $1 billion of investment. The Company cannot predict when or if these development opportunities may begin, or their duration.
          We expect to pursue these and possibly other strategic development opportunities to improve the efficiency and reliability of the transmission grid, but we cannot assure you that we will be able to initiate or complete any of these investments. Any investments we make in these initiatives could be significantly lower than the opportunities we are seeking to develop today. These estimates of potential investment opportunities are based on transmission needs we foresee and largely on general transmission construction costs, not necessarily on particular project cost estimates. Our ability to engage in construction projects resulting from pursuing these initiatives is subject to significant uncertainties, including the factors discussed above, and will depend on obtaining any necessary regulatory and other approvals for the project and for us to initiate construction, our achieving status as the builder of the project in some circumstances, and other factors discussed above. Therefore, we cannot assure you as to the actual level of investment we may achieve as a result of these potential strategic development opportunities. We expect to pursue only development opportunities that are consistent with the business model of our existing operating transmission companies, such as those that are anticipated to be constructed by or result in the creation of a FERC-regulated entity using formula-based rates.
RISK FACTORS
Risks Related to Our Business
Certain elements of ITCTransmission’s, METC’s and ITC Midwest’s cost recovery through rates can be challenged, which could result in lowered rates and/or refunds of amounts previously collected and thus have an adverse effect on our business, financial condition, results of operations and cash flows. We have also made certain commitments to federal and state regulators with respect to, among other things, our rates in connection with recent acquisitions (including the Acquisition) that could have an adverse effect on our business, financial condition, results of operations and cash flows.
          ITCTransmission, METC and ITC Midwest provide transmission service under rates regulated by the FERC. The FERC has approved ITCTransmission’s, METC’s and ITC Midwest’s use of the rate setting formula under Attachment O, but it has not expressly approved the amount of ITCTransmission’s, METC’s or ITC Midwest’s actual capital and operating expenditures to be used in that formula. In addition, all aspects of ITCTransmission’s, METC’s or ITC Midwest’s rates approved by the FERC, including the Attachment O rate mechanism, ITCTransmission’s, METC’s and ITC Midwest’s respective allowed 13.88%, 13.38% and 12.38% rates of return on the actual equity portion of their respective capital structures, and the data inputs provided by ITCTransmission, METC and ITC Midwest for calculation of each year’s rate, are subject to challenge by interested parties at the FERC in a proceeding under Section 206 of the FPA. If a challenger can establish that any of these aspects are unjust, unreasonable, unduly discriminatory or preferential, then the FERC will make appropriate prospective adjustments to them and/or disallow ITCTransmission’s, METC’s or ITC Midwest’s inclusion of those aspects in the rate setting formula. This could result in lowered rates and/or refunds of amounts collected after the date that a Section 206 challenge is filed.
          In addition, the FERC’s order approving our acquisition of METC is conditioned upon ITCTransmission and METC not recovering acquisition-related costs in their rates unless a separate informational filing is submitted to the FERC. The informational filing, which could be challenged by interested parties, would need to identify those costs and show that such costs are outweighed by the benefits of the acquisition. Determinations by ITCTransmission or METC that expenses included in Attachment O for recovery are not acquisition related costs are also subject to challenge by interested parties at the FERC. If challenged at the FERC and ITCTransmission or METC fail to show that costs included for recovery are not acquisition-related, this also could result in lowered rates and/or refunds of amounts collected.
          Under the FERC’s order approving the Acquisition, ITC Midwest has agreed to a hold harmless commitment in which no acquisition premium will be recovered in rates, nor will ITC Midwest recover through transmission rates any transaction-related costs that exceed demonstrated transaction-related savings for a period of five years. If during the five year period ITC Midwest seeks to recover transaction-related costs through Attachment O, ITC Midwest must make an informational filing at the FERC that identifies the transaction-related costs sought to be recovered and demonstrates that those costs are exceeded by transaction-related savings. If challenged at the FERC and ITC Midwest fails to show that transaction-related costs included for recovery do not exceed transaction-related savings, ITC Midwest could be subject to lowered rates and/or refunds of amounts previously collected. Additionally, in Iowa and Minnesota, as part of the regulatory approval process, ITC Midwest committed not to recover the first $15.0 million in transaction costs under any circumstances.
          In the Minnesota regulatory proceeding, ITC Midwest also agreed to build two construction projects intended to improve the reliability and efficiency of our electric transmission system. ITC Midwest agreed to use commercially reasonable efforts to complete these projects over the next two to four years. In the event ITC Midwest fails to meet these commitments, the allowed 12.38% rate of return on the actual equity program of ITC Midwest’s capital structure will be reduced to 10.39% until such time as it completes these projects.
          Any of the events described above could have an adverse effect on our business, financial condition, results of operations and cash flows.
Approval of the Acquisition by state regulatory authorities in Iowa and Minnesota has been appealed. If such proceedings are decided in a manner that is unfavorable to us, all or part of the orders approving the Acquisition in Iowa and Minnesota could be reversed, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.
          In September 2007, the IUB issued an order declining to disapprove the Acquisition and terminating the review docket, and the Acquisition was accordingly deemed to be approved by operation of law upon the subsequent expiration in September 2007 of the prescribed statutory period. The IUB order recognized that regulatory approvals in other jurisdictions were required, and stated that material changes in the Acquisition imposed by such approvals could require the submission of a new proposal for IUB review if such changes materially altered the basis for the IUB order. On October 19, 2007, the Iowa Office of Consumer Advocate filed in the Iowa District Court for Polk County a petition for judicial review asking the court to reverse, vacate, and remand to the IUB the Board’s decision declining to disapprove the Acquisition. The case is scheduled for oral argument and final submission in April 2008, and thus the outcome of such case is unknown at this time. A decision by the District Court is expected in 2008, and is subject to appeal in the Supreme Court of Iowa. The Minnesota Office of the Attorney General has filed a Petition for Reconsideration and Request for Stay of the MPUC’s December 18, 2007 approval of the Acquisition and the outcome of such proceeding is unknown at this time. The Attorney General’s Petition is currently pending before the MPUC in February 2008. The decision of the MPUC is appealable to the Minnesota Court of Appeals. If such proceedings are decided in a manner that is unfavorable to us, all or part of the orders approving the Acquisition in Iowa and Minnesota could be reversed, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

ITCTransmission’s, METC’s and ITC Midwest’s actual capital expenditures may be lower than planned, which would decrease expected rate base and therefore our revenues.
          Each of ITCTransmission’s, METC’s and ITC Midwest’s rate base is determined in part by additions to property, plant and equipment when placed in service. We currently estimate that investments in additional property, plant and equipment for ITCTransmission and METC are expected to be approximately $200 million and $70 million, respectively, in 2007. Over the seven-year period beginning January 1, 2005, we anticipate investing approximately $1 billion within the ITCTransmission service territory. We expect METC to invest approximately $600 million in its system over the seven-year period beginning January 1, 2007. We expect ITC Midwest to invest approximately $1 billion in its system over the next seven to ten years across its electric transmission system. As part of the regulatory proceedings approving the Acquisition, ITC Midwest has made several investment commitments relating to their transmission systems, including completing projects dedicated to reducing transmission constraints anticipated to cost at least approximately $100 million over the next five years, dedicated to reducing transmission constraints, as well as investing at least an additional $250 million in other projects over the next five years. If ITCTransmission’s, METC’s and ITC Midwest’s capital expenditures and the resulting in-service property, plant and equipment are lower than anticipated for any reason, ITCTransmission, METC or ITC Midwest will have a lower than anticipated rate base thus causing its revenue requirement and future earnings to be potentially lower than anticipated. Reasons their capital expenditures and future capital expenditures of other subsidiaries may be lower than expected include, among others, the impact of weather conditions, union strikes, labor shortages, material and equipment prices and availability, our ability to obtain financing for such expenditures, if necessary, limitations on the amount of construction that can be undertaken on our system at any one time or regulatory approvals for reasons relating to environmental, siting, regional planning, cost of recovery and other issues or as a result of legal proceedings and variances between estimated and actual costs of construction contracts awarded.
Each of ITCTransmission, METC and ITC Midwest depends on its primary customer for a substantial portion of its revenues, and any material failure by those primary customers to make payments for transmission services would adversely affect our revenues and our ability to service ITCTransmission’s, METC’s, ITC Midwest’s and our debt obligations and affect our ability to pay dividends.
          ITCTransmission derives a substantial portion of its revenues from the transmission of electricity to Detroit Edison’s local distribution facilities. Payments from Detroit Edison, billed by MISO, constituted approximately 90% of ITCTransmission’s total operating revenues for the year ended December 31, 2006 and are expected to constitute the majority of ITCTransmission’s revenues for the foreseeable future. Detroit Edison is rated BBB/stable and Baa1/stable by Standard & Poor’s Ratings Services and Moody’s Investors Services, Inc., respectively. Similarly, Consumers Energy accounted for approximately 84% of METC’s revenues for the year ended December 31, 2006, which includes a period prior to the METC Acquisition, and is expected to constitute the majority of METC’s revenues for the foreseeable future. Consumers Energy is rated BBB-/stable and Baa1/stable by Standard & Poor’s Ratings Services and

          Moody’s Investors Service, Inc., respectively. Further, subsequent to the Acquisition, IP&L is expected to be ITC Midwest’s primary electric transmission service customer and to constitute the majority of ITC Midwest’s revenues for the foreseeable future. IP&L is rated BBB+/stable and A3/stable by Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc., respectively. Any material failure by Detroit Edison, Consumers Energy or IP&L to make payments for transmission services would adversely affect our revenues and our ability to service ITCTransmission’s, METC’s, ITC Midwest’s and our debt obligations and could reduce the dividends we may be able to pay our stockholders.
METC does not own the majority of the land on which its transmission assets are located. A significant amount of the land on which ITCTransmission’s and ITC Midwest’s assets are located is subject to easements, mineral rights and other similar encumbrances and a significant amount of ITCTransmission’s and ITC Midwest’s other property consists of easements. As a result, METC, ITCTransmission and ITC Midwest must comply with the provisions of various easements, mineral rights and other similar encumbrances, which may adversely impact their ability to complete construction projects in a timely manner.
          METC does not own the majority of the land on which the electric transmission assets it acquired from Consumers Energy are located. Instead, under the provisions of an easement agreement with Consumers Energy, METC pays annual rent of approximately $10.0 million to Consumers Energy in exchange for rights-of-way, leases, fee interests and licenses which allow METC to use the land on which its transmission lines are located. Under the terms of the easement agreement, METC’s easement rights could be eliminated if METC fails to meet certain requirements, such as paying contractual rent to Consumers Energy in a timely manner. A significant amount of the land on which ITCTransmission’s and ITC Midwest’s assets are located is subject to easements, mineral rights and other similar encumbrances and a significant amount of ITCTransmission’s and ITC Midwest’s other property consists of easements. As a result, they must comply with the provisions of various easements, mineral rights and other similar encumbrances, which may adversely impact their ability to complete their construction projects in a timely manner.
Risks Related to the Acquisition
The purchase price for IP&L’s electric transmission assets is subject to adjustment and, therefore, the final purchase price cannot be determined at this time.
          Under the Asset Sale Agreement, the purchase price for the purchase of the assets we acquired from IP&L was $783.1 million. However, the purchase price can be adjusted up until six months after the Acquisition. Such adjustment will depend primarily on the amounts of net transmission plant investment (including construction work in progress) and net liabilities transferred to ITC Midwest at closing. As a result, it is not possible to ascertain the final purchase price as of the date of this filing.

If one or both of ITC Midwest’s operating agreements with IP&L and American Transmission Company, LLC (“ATC”) were terminated early, ITC Midwest may face a shortage of labor or replacement contractors to provide the services formerly provided by IP&L and ATC.
          ITC Midwest has negotiated certain operating service contracts with IP&L and ATC that govern the operation of its transmission system. Under the Transition Services Agreement with IP&L, IP&L will provide services necessary for construction, engineering, operations and maintenance with respect to the ITC Midwest transmission system. Under the Operating Agreement with ATC, ATC will provide operations services for a portion of the ITC Midwest transmission system operating at 69 kV and above. The Transition Services Agreement will remain in effect for one year, with the option to extend the agreement for up to four additional six-month periods, or until terminated by mutual agreement of the parties unless earlier terminated pursuant to its terms. The Operating Agreement with ATC will remain in effect until May 1, 2009. While these agreements are in place, ITC Midwest plans to hire and train its own employees and to begin contracting with other non-utility owning vendors to provide these services with the eventual goal of replacing IP&L and ATC entirely. If the FERC were to terminate either of these agreements prematurely, or prohibit their renewal, or if these agreements were terminated or failed to be renewed for any other reason at any time when ITC Midwest is unprepared for such termination, ITC Midwest may face difficulty finding a qualified replacement work force to provide such services.
Full financial statements for the electric transmission business of IP&L are not available.
          The statements relating to the electric transmission business of IP&L consist of Statements of Assets Acquired and Liabilities Assumed and Statements of Revenues and Direct Expenses. These are not full financial statements but were prepared on a carve-out basis and represent the assets acquired and liabilities assumed in the Acquisition, and have been prepared using a format permitted by the SEC in satisfaction of Rule 3-05 of Regulation S-X. Prior to the Acquisition, the electric transmission business of IP&L was a component of IP&L’s integrated electric operations included within IP&L’s utility operations. IP&L’s electric transmission business had no separate legal status. Preparation of full financial statements was therefore impracticable because the business was being carved out of the larger integrated electric operations of IP&L. IP&L had not accounted for the business as a separate entity, subsidiary, division, or segment of IP&L’s operations, IP&L had not managed the electric transmission business as a stand-alone business, and IP&L had not maintained separate stand-alone financial statements for the business.
IP&L’s electric transmission business has no operating history as a stand-alone business. Therefore, its historical financial information is not necessarily representative of the results we would have achieved during the periods as a stand-alone company and may not be a reliable indicator of our future results.
          The historical financial information does not necessarily reflect the financial condition, results of operations or cash flows we would have achieved during the periods presented or those results we will achieve in the future. This is primarily a result of the following factors:

•	The historical financial results of IP&L’s electric transmission business reflects allocations of corporate expenses from IP&L. Those allocations may be different from the comparable expenses we would have incurred had the acquired electric transmission assets been operated as a stand-alone business due to a number of factors, including the likelihood that we will not be able to realize the benefit of an integrated utility achieved by IP&L. Additionally, the historical financial results of IP&L’s electric transmission business exclude certain items, such as income taxes and the allowance for the equity funds used during construction.

•	The working capital requirements and funding for maintenance capital expenditures, strategic investments and acquisitions related to IP&L’s electric transmission business have historically been part of the corporate-wide cash management program of IP&L. Subsequent to the Acquisition, we, along with ITC Midwest, will be solely responsible for the provision of funds to finance our working capital and other cash requirements. Without the opportunity to obtain financing from IP&L, we may in the future need to obtain additional financing from banks, or through public offerings or private placements of debt or equity securities, strategic relationships or other arrangements. We may incur debt on terms and at interest rates that are not as favorable as those generally available to IP&L.

•	Significant changes may occur in the cost structure, management, financing and business operations of the electric transmission assets ITC Midwest acquired from IP&L as a result of the Acquisition and having to operate as a subsidiary of ITC Holdings. These changes could result in increased costs associated with the loss of synergies, stand-alone costs for services previously provided by IP&L, and the need for additional personnel to perform services currently provided by IP&L and ATC. In addition, we have negotiated certain operating contracts with IP&L and ATC that govern operation of the transmission system for at least 12 months from the closing date of the Acquisition.
The ratemaking principles applicable to IP&L differ in certain respects from those used by the FERC, which regulates ITCTransmission, METC and ITC Midwest.
     IP&L’s retail electric base rates in Iowa and Minnesota were based on historical test years with IP&L’s retail electric base rates developed using a cost-of-service approach. The cost-of-service approach was used to develop IP&L’s revenue requirement which was comprised of operating expenses (direct and indirect), depreciation, taxes, interest, and a rate-of-return allowance on IP&L’s investment in rate base assets. Therefore, to prepare financial data for IP&L’s electric transmission business, a portion of these expenses was allocated across IP&L’s operations. The ratemaking principles used by IP&L’s regulators differ in certain respects from those used by the FERC, which regulates ITCTransmission, METC and ITC Midwest. Accordingly, the electric transmission revenues reported for the IP&L business in the statements are not indicative of revenues that we may earn after the closing of the Acquisition.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITC HOLDINGS CORP.
By:	/s/ Daniel J. Oginsky
	Name:	Daniel J. Oginsky
	Title:	Vice President and General Counsel

January 14, 2008